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                                                                   EXHIBIT 10.31
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                            ASSET PURCHASE AGREEMENT

                               TABLE OF CONTENTS

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ARTICLE I    PURCHASE AND SALE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.1     Agreement to Sell   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.2     Purchase Price and Allocation Thereof   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     1.3     Delivery of the Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     1.4     Assumption of Liabilities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     1.5     Payment of the Purchase Price   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     1.6     Escrow Deposit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

ARTICLE II   REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     2.1     Representations and Warranties of the Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
             (a)           Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
             (b)           Corporate Power; Authorization; Enforceable Obligations . . . . . . . . . . . . . . . . . . . . 6
             (c)           Accounts Receivable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
             (d)           Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
             (e)           Title to Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
             (f)           Location of Tangible Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
             (g)           Compliance with Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
             (h)           No Third Party Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
             (i)           Third Party Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
             (j)           Completeness of Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
             (k)           Pending, Threatened or Potential Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . 8
             (l)           Contracts and Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
             (m)           Warranty Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
             (n)           Non-Competition, Confidentiality and Indemnification Agreements . . . . . . . . . . . . . . . . 9
             (o)           Broker's and Finder's Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     2.2     Representations and Warranties of the Purchaser   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
             (a)           Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
             (b)           Corporate Power and Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
             (c)           Validity of Contemplated Transactions, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . 9
             (d)           Broker's and Finder's Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE III  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     3.1     Indemnification by the Seller   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     3.2     Indemnification by the Purchaser  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     3.3     Notice and Defense of Third-Party Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     3.4     Remedy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     3.5     Survival of Covenants and Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE IV   FURTHER COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     4.1     Seller's Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12





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
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ARTICLE V    CONDITIONS PRECEDENT TO CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     5.1     Conditions Precedent to the Purchaser's Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     5.2     Conditions Precedent to the Seller's Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE VI   CLOSING, ITEMS TO BE DELIVERED, THIRD PARTY CONSENTS AND FURTHER ASSURANCES . . . . . . . . . . . . . . . .  16
     6.1     Closing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
     6.2     Items to be Delivered at Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
     6.3     Other Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE VII  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
     7.1     Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
     7.2     Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     7.3     Post Closing Administration   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     7.4     Contents of Agreement: Parties in Interest. etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     7.5     Assignment and Binding Effect   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     7.6     Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     7.7     Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     7.8     California Law to Govern  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     7.9     No Benefit to Others  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     7.10    Headings, Gender and Person   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     7.11    Exhibits and Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     7.12    Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     7.13    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21



                                                  SCHEDULE
                                                  --------
Preliminary Schedule 1.1(a)                                 Accounts Receivable
Final Schedule 1.1(a)                                       Accounts Receivable (To be delivered at Closing)
Preliminary Schedule 1.1(b)                                 Inventory
Final Schedule 1.1(b)                                       Inventory (To be delivered at Closing)
Schedule 1.1(d)                                             Machinery, Equipment, Furniture and Fixtures (To be delivered at Closing)
Schedule 1.1(f)                                             Real Estate and Personal Property Leases
Preliminary Schedule 1.1(g)                                 Backlog
Final Schedule 1.1(g)                                       Backlog (To be delivered at Closing)
Schedule 1.1(h)                                             Request for Quotations (To be delivered at Closing)
Preliminary Schedule 1.4(c)                                 Accounts Payable





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
Final Schedule 1.4(c)                                       Accounts Payable (To be delivered at Closing)
Preliminary Schedule 1.6(a)                                 Designated Accounts Receivable
Final Schedule 1.6(a)                                       Designated Accounts Receivable (To be delivered at Closing)
Preliminary Schedule 1.6(b)                                 Designated Inventory
Final Schedule 1.6(b)                                       Designated Inventory (To be delivered at Closing)
Schedule 2.1(k)                                             Litigation
Schedule 2.1(l)(iii)                                        Volume Discounts
Schedule 5.1(j)                                             Franchise Product Lines


                                    EXHIBITS

Exhibit A                  Escrow Agreement
Exhibit B                  Non-Competition/Royalty/No-Solicitation Agreement

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into on this 5th day of May 1995 by and among WESTERN MICRO TECHNOLOGY, INC. a California corporation (the "Seller"), and REPTRON ELECTRONICS, INC., a Florida corporation (the "Purchaser").

                              W I T N E S S E T H:

         WHEREAS, a portion of the Seller's business is the wholesale distribution of electronic semiconductor components (the "Electronic Component Distribution Business" or the "ECDB.") The Seller desires to sell to the Purchaser and the Purchaser desires to buy from the Seller all of the operating assets, properties and rights of the Seller comprising the ECDB for the purchase price and upon and subject to the other terms and conditions hereinafter set forth;

         NOW THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE I

                               PURCHASE AND SALE

         1.1 Agreement to Sell. At the Closing, as defined in Article VI hereof, the Seller will grant, sell, convey and assign to the Purchaser, upon, and subject to the terms and conditions of this Agreement, all of the Seller's right, title and interest in and to the following, which comprise the ECDB (collectively the "Assets"):

         (a) all accounts receivable relating to the ECDB as of the close of business on the last business day immediately preceding the Date of Closing (the "Accounts Receivable") (for reference purposes only all accounts receivable relating to the ECDB as of the date hereof are set forth on Schedule 1.1(a) attached hereto (the "Preliminary Schedule 1.1(a)"), which will be updated on the close of business on the last business day immediately preceding the Date of Closing to identify the Accounts Receivable and such updated Schedule will constitute the Accounts Receivable (the "Final Schedule 1.1(a)");

         (b) all inventories relating to the ECDB existing as of the close of business on the last business day immediately preceding the Date of Closing (the "Inventory") (for reference purposes only all inventory relating to the ECDB as of the date hereof is set forth on Schedule 1.1(b) attached hereto (the "Preliminary
Schedule 1.1(b)"), which will be updated on the close of business on the last business day immediately preceding the Date of Closing to identify the Inventory and such updated Schedule will constitute the Inventory (the "Final
Schedule 1.1(b)");

         (c) all documents and materials, whether stored in electronic memory or otherwise, possessed by the Seller representing or relating to ECDB customer and supplier lists and leads to prospective ECDB customers and credit files of current and former ECDB customers;

         (d)  all machinery, equipment, furniture and fixtures listed on
Schedule 1.1(d) to be delivered on the Date of Closing;

         (e) all product and technical information possessed by the Seller of every nature relating to the design, manufacture and distribution of the products presently or formerly sold by the ECDB, including all sales and promotional literature, product warranties, marketing data, technical literature and data, engineering drawings, manufacturing drawings, prototypes, plans, manufacturing process sheets, computer programs and software, test data, production data, purchasing data, parts lists, instruction manuals, and other data and material, whether in written form or in other reproducible form, which is as of the date hereof and at the Date of Closing used or useful or contemplated to be used or useful at a future date in the ECDB;

         (f) all real estate and personal property leases listed on Schedule 1.1(f) attached hereto;

         (g) all purchase or sales orders as of the close of business on the last business day immediately preceding the Date of Closing (the "Backlog") (for reference purposes only all backlog relating to the ECDB as of May 4, 1995 is set forth on Schedule 1.1(g) attached hereto (the "Preliminary Schedule 1.1(g)"), which will be updated on the close of business on the last business day immediately preceding the Date of Closing and such updated Schedule will constitute the Backlog (the "Final Schedule 1.1(g)");

         (h) all requests for quotation relating to the ECDB as of the close of business on the last business day immediately preceding the Date of Closing (the "Request for Quotations") set forth on Schedule 1.1(h) to be delivered on the Date of Closing);

         (i) all insurance contracts which are assignable and cover property or liabilities of the ECDB;

         (j) only with each such employee's prior written consent, copies of the personnel records of those consenting employees of Seller who are hired by Purchaser as of or subsequent to the Date of Closing;

         (k) the interests of Seller in any and all claims of Seller attendant to the ECDB against any other person, whether now or hereafter accrued, contingent or otherwise, known or unknown, including, but not limited to claims for collection or indemnity, claims in bankruptcy, claims for contribution and choses in action; and

         (l) all documents, records and files possessed by the Seller relating to the Assets or the ECDB, which are necessary to conduct the business of the ECDB.

         1.2  Purchase Price and Allocation Thereof.

         (a) The purchase price (the "Purchase Price") for the Assets shall be the sum of:

                 (i)  One Hundred Thousand ($100,000) dollars, and

                 (ii) the sum of the net book value (determined under GAAP) of the following:

                          (A)  The Accounts Receivable;

                          (B)  The Inventory; and

                          (C) All machinery, equipment, furniture and fixtures listed on Schedule 1.1(d).

         (b) At Closing, the parties shall execute a schedule allocating the Purchase Price among the Assets. The Purchase Price allocation shall be utilized by each of the Seller and Purchaser for Federal Income Tax reporting purposes.

         1.3 Delivery of the Assets. At Closing, the Seller shall transfer and deliver to Purchaser possession of and title to the Assets along with such instruments of transfer and title as are required by Purchaser.

         1.4 Assumption of Liabilities. Except as specifically set forth below, Purchaser shall not assume and does not agree to pay, perform or discharge any debt, expense or liability of the Seller of any nature whatsoever, whether fixed or contingent, known or unknown, on the Date of Closing;

         (a) Purchaser agrees to complete and deliver such product or service as is required by the Backlog, unless such Backlog is canceled by the customer;

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         (b)  Purchaser assumes and agrees to perform all of Seller's obligations accruing on and after the Date of Closing under all real estate and personal property leases described in Schedule 1.1(f) attached hereto;

         (c) Purchaser assumes and agrees to pay, as and when due, Seller's accounts payable and liabilities of the ECDB accrued as of the close of business on the last business day immediately preceding the Date of Closing (the "Accounts Payable") (for reference purposes only Seller's accounts payable and liabilities of the ECDB accrued as of the date hereof are set forth on
Schedule 1.4(c) attached hereto (the "Preliminary Schedule 1.4(c)"), which will be updated on the close of business on the last business day on the Date of Closing to identify the Accounts Payable, the sum of which shall not exceed the Purchase Price, and such updated Schedule will constitute the Accounts Payable (the "Final Schedule 1.4(c)");

         (d) Purchaser assumes and agrees to pay Seller's obligations under Seller's open purchase orders for ECDB inventory purchases identified on
Schedule 1.4(d) attached hereto provided that such inventory is not of a character wherein: (i) Seller is not a franchisee of the manufacturer thereof,
(ii) is not subject to price protection or stock rotation rights, (iii) is nonreturnable or noncancellable or, (iv) was manufactured by Mitsubishi;

         1.5  Payment of the Purchase Price.

         (a)  On the Date of Closing, Purchaser shall:

                 (i) Wire transfer to Seller an amount equal to the difference between:

                          (A)  The Purchase Price, and

                          (B)  The sum of:

                          (1) The amount deposited in escrow as described in Paragraph 1.6 below; and

                          (2)  The Accounts Payable.

         1.6 Escrow Deposit. On the Date of Closing, Purchaser shall deposit in escrow with an escrow agent mutually acceptable to both parties, and pursuant to the Escrow Agreement in substantially the form attached hereto as Exhibit A, an amount equal to the greater of $1,000,000 or the sum of:

         (a) all accounts receivable included on the Final Schedule 1.1(a) to be delivered at Closing of any customer account any portion of which is aged over ninety days as of the Date of

Closing (the "Designated Accounts Receivable") (for reference purposes only all such designated accounts receivable relating to the ECDB as of the date hereof are set forth on Schedule 1.6(a) attached hereto (the "Preliminary Schedule 1.6(a)"), which will be updated on the close of business on the last business day immediately preceding the Date of Closing, and such updated schedule will constitute the Designated Accounts Receivable (the "Final Schedule 1.6(a)"); and

         (b) all Inventory included on the Final Schedule 1.1(b) to be delivered at Closing:

                 (i) for which Seller does not have in effect a franchise agreement as of the Date of Closing (except product manufactured by Fujitsu unless covered by paragraph (ii) or (iii) of this Section 1.6(b)); or

                 (ii) for which Seller has no price or stock rotation protection rights; or

                 (iii)  which is nonreturnable or noncancellable; or

                 (iv)  which represents products manufactured by Mitsubishi;

(the "Designated Inventory") (for reference purposes only all such designated inventory as of the date hereof is set forth on Schedule 1.6(b) attached hereto (the "Preliminary Schedule 1.6(b)"), which will be updated on the close of business on the last business day immediately preceding the Date of Closing and such updated schedule will constitute the Designated Inventory (the "Final
Schedule 1.6(b)").


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         2.1 Representations and Warranties of the Seller. The Seller hereby represents and warrants to Purchaser as follows:

         (a) Corporate Existence. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Seller has all requisite power and authority to carry on the ECDB as it has been and is now being conducted and to own, lease and operate the properties used in connection therewith. The Seller is duly qualified to do business and is in good standing in each jurisdiction where the ECDB requires it to be so qualified.

         (b)  Corporate Power; Authorization; Enforceable Obligations.

                 (i) The Seller has the corporate power, authority and legal right to execute, deliver and perform this Agreement. This Agreement has been, and the instruments of conveyance, assignment, transfer and all other documents delivered as required herein will be, duly executed and delivered by a duly authorized officer of the Seller, and this Agreement constitutes, and such instruments when executed and delivered will constitute, legal and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms except as may be limited by bankruptcy, insolvency and other similar laws affecting creditor's rights generally and by general equity principles.

                 (ii) The execution, delivery and performance of this Agreement by Seller does not and will not contravene, violate or breach (with or without the giving of notice or lapse of time, or both): (A) any law, rule, regulation, license or permit to which the Seller is subject, (B) any judgment, order, writ, injunction, decree or award or any court, arbitrator or governmental or regulatory official, body or authority which is applicable to the Seller, (C) the charter documents or Bylaws of the Seller; (D) with the consent of CoastFed Business Credit Corporation of any term, condition or provision of, or any indenture, agreement, contract, commitment, lease or understanding, oral or written, to which the Seller is a party, or by which any of the Assets may be bound or affected, or which give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of the Seller thereunder, or (E) require the consent of any other party except for Seller's shareholders, CoastFed Business Credit Corporation, Seller's landlords to its premises, lessors to its equipment leases, and governmental agency approval or regulatory requirement having jurisdiction thereof.

         (c) Accounts Receivable. The Accounts Receivable set forth on the Final Schedule 1.1(a) to be delivered at Closing will be the result of sales of electronic semiconductor components made in the ordinary course of business and will not be subject to defenses, rights of set off or counterclaims and for which Seller has not received by the Date of Closing notice of rejection or revocation of acceptance, and to the best of Seller's knowledge, will constitute on the Date of Closing the total amount due Seller on account of goods sold or services delivered in the ECDB as of the close of business immediately preceding the Date of Closing.

         (d) Inventory. Since March 31, 1995, the Seller has not changed its method of accounting for, or valuing, its inventory, and the Inventory listed on the Final Schedule 1.1(b) to be delivered at Closing to the best of Seller's knowledge will represent on the Date of Closing all inventory of the Seller in the ECDB as of the close of business on the last business day immediately preceding the Date of Closing.

         (e) Title to Properties. The Seller has good and valid title to the Assets, which on the Date of Closing will be free and clear of all liens, pledges, security interests, charges, claims, restrictions and other encumbrance or defects of title of any nature. Subject to satisfaction or waiver of the conditions precedent described in Article V, on the Date of Closing, the Seller will have the unrestricted right to sell the Assets as herein provided. The Seller does not know of any liabilities or obligations, whether accrued, absolute, contingent or otherwise, existing or arising out of any transaction entered into, or state of facts existing, on or prior to the date of this Agreement, which might give rise to a lien or claim against the Assets.

         (f) Location of Tangible Assets. The machinery, equipment, furniture and fixtures to be set forth on Schedule 1.1(d) to be delivered at Closing will be located at the Seller's leased premises identified on such Schedule.

         (g) Compliance with Law. The Seller has complied with or, following notice, has timely complied under such notice, with each law, rule or regulation to which the Assets or the ECDB business is subject, and has not failed to obtain or to adhere to, or following notice, then timely adhered to, the requirements of any license, permit or authorization necessary to the ownership of the Assets or to the conduct of the ECDB. On the Date of Closing, Seller shall be in compliance with such laws, rules, regulations, licenses, permits or authorizations necessary to the ownership and operation of Seller's Assets and the conduct of Seller's ECDB.

         (h) No Third Party Options. Except as contemplated by this Agreement, there are no existing agreements, options, commitments or rights with, to, or in any person or entity to acquire any of the Assets or any interest therein, except for those contracts entered into in the ordinary course of business consistent with past practice.

         (i) Third Party Claims. The Seller has no knowledge of any liability on account of product warranty or personal injury arising out of the sales of the ECDB.

         (j) Completeness of Disclosure. Neither this Agreement, or any schedule or exhibit attached hereto or to be delivered at Closing contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein necessary to make any statement herein or therein contained not misleading.

         (k) Pending, Threatened or Potential Litigation. Except as disclosed on Schedule 2.1(k) attached hereto, there is no litigation, arbitration, investigation or other proceeding before any court, arbitrator or governmental or regulatory official, pending or threatened against the Seller which relates to any of the Assets or the ECDB or the transactions contemplated by this Agreement, nor is there any basis for any such litigation, arbitration, investigation or other proceeding. The Seller is not a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of the court, arbitrator or governmental or regulatory official body or authority which affects the Assets or the business of the Seller or the transactions contemplated by this Agreement.

         (l)  Contracts and Commitments.

                 (i) The Seller is not a party to any written or oral agreement, contract or commitment to sell or supply products or to perform services from the ECDB, excepting the Backlog listed on the Preliminary Schedule 1.1(g), and to be listed on the Final Schedule 1.1(g).

                 (ii) To the best of Seller's knowledge, all Backlog listed on the Preliminary Schedule 1.1(g) represent, and to be listed on the Final Schedule 1.1(g) will represent, orders made in the ordinary course of business of the ECDB and Seller has not received any prepayments or credits with respect thereto. Seller has no knowledge of a default in the performance, of any material obligation, covenant or condition contained therein or to be contained therein, and no event has occurred which, with or without the giving of notice or lapse of time, or both, would constitute a default thereunder.

                 (iii) Except as disclosed on Schedule 2.1(l)(iii), Seller is not a party to any volume price discount or rebate arrangements with any customer.

         (m) Warranty Claims. There are no known facts which would cause post-Closing warranty claim experience to be greater than historical levels experienced by Seller pre-Closing.

         (n) Non-Competition, Confidentiality and Indemnification Agreements. The Seller has no material non- competition, confidentiality or indemnification agreements or covenants running to the benefit of Seller relating to the ECDB.

         (o) Broker's and Finder's Fees. Seller has retained only Von Gehr International as its agent in the negotiation relative to the Agreement and that no other person will be entitled to any brokerage or finder's fee or other commission in respect of the Agreement or the consummation of the transaction contemplated hereby.

         2.2 Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Seller as follows:

         (a) Corporate Existence. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

         (b) Corporate Power and Authorization. The Purchaser has the corporate power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by the Purchaser have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency and other similar laws affecting creditor's rights generally and by general equity principles.

         (c) Validity of Contemplated Transactions, etc. The execution, delivery and performance of this Agreement by Purchaser does not and will not contravene, violate or breach (with or without the giving of notice or lapse of time, or both): (i) to Purchaser's knowledge any law, rule, regulation, license or permit to which the Purchaser is subject, (ii) any judgment, order, writ, injunction, decree or award or any court, arbitrator or governmental or regulatory official, body or authority which is applicable to the Purchaser,
(iii) the charter documents or Bylaws of the Purchaser, (iv) with the consent of NationsBank, any term, condition or provision of any indenture, agreement, contract, commitment, or understanding, oral or written, to which the Purchaser is a party, or (v) require the consent of any other party except for approval by NationsBank by way of waiver of various loan covenants, Seller's shareholders, Seller's landlords to its premises, lessors to its equipment leases, and governmental agency approval having jurisdiction thereof.

         (d) Broker's and Finder's Fees. All negotiations relative to this Agreement have been carried on by Purchaser directly without the intervention of any person who may be entitled to any brokerage and finder's fees or other commission in respect to this Agreement or the consummation of the transaction contemplated hereby.


                                  ARTICLE III

                                INDEMNIFICATION

         3.1  Indemnification by the Seller.

         (a) Except as otherwise expressly provided in this Article III, Seller shall defend, indemnify and hold harmless Purchaser, and shall reimburse Purchaser, for, from and against each and every claim, loss (which shall include any diminution in value), liability, judgment, damage, cost and expense (including, without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, "Loss" or "Losses") imposed on or incurred by Purchaser resulting from or arising out of (including without limitation, resulting from or arising out of any claim made by any third party): (A) a breach or inaccuracy of Seller's representations, warranties or covenants in this Agreement or in any certificate, instrument of transfer or other document or agreement executed in connection with this Agreement; (B) any claim by any employee or former employee of the Seller relating to discrimination, sexual harassment or other failure by Seller to comply with the federal and state equal opportunity and fair employment laws; and (C) any claim regarding an injury sustained by any person as a result of the purchase or use of any product, either directly or indirectly, sold by Seller prior to the Date of Closing; PROVIDED, HOWEVER, THAT SELLER'S MAXIMUM LIABILITY FOR INDEMNIFICATION UNDER SUBPARAGRAPH (A) OF THIS SECTION 3.1(A) (OTHER THAN CLAIMS BROUGHT FOR A BREACH OR INACCURACY OF A REPRESENTATION CONTAINED IN SECTION 2.1(A), (B) OR (E)) SHALL BE LIMITED TO THE AMOUNT SET ASIDE IN THE ESCROW ESTABLISHED PURSUANT TO SECTION 1.6 OF THIS AGREEMENT, ALL SUCH CLAIMS MUST BE MADE WITHIN SIX MONTHS OF THE DATE OF CLOSING AND WITH RESPECT TO SUCH CLAIMS THE ESCROW IS THE SOLE REMEDY; PROVIDED, FURTHER ANY CLAIMS UNDER SUBPARAGRAPHS (B) OR (C) OF THIS SECTION 3.1(A) MUST BE MADE WITHIN TWO (2) YEARS OF THE DATE HEREOF.

         3.2 Indemnification by the Purchaser. Except as otherwise expressly provided in this Article III, Purchaser shall defend, indemnify and hold harmless Seller, and shall reimburse Seller, for, from and against each and every Loss imposed on or incurred by Seller resulting from or arising out of (including without limitation, resulting from or arising out of any claim made by any third party) a breach or inaccuracy of Purchaser's represen-tations, warranties or covenants in this Agreement or in any certificate, instrument of transfer or other document or agreement executed in connection with this Agreement.

         3.3 Notice and Defense of Third-Party Claims. If any action, claim or proceeding shall be brought or asserted against the Purchaser in respect of any claim by a third party for which indemnity may be sought under Section 3.1(a) or if any action, claim or proceeding shall be brought or asserted against the Seller in respect of any claim by a third party for which indemnity may be sought under Section 3.2 (each an "Indemnified Person") from an indemnifying person or any successor thereto (the "Indemnifying Person"), the Indemnified Person shall give prompt written notice of such action or claim to the Indemnifying Person who shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of all expenses; except that any delay or failure so to notify the Indemnifying Person shall relieve the Indemnifying Person of its obligations hereunder only to the extent, if at all, that (A) it is prejudiced by reason of such delay or failure, or (B) the Indemnified Person fails to give notice of its claim. The Indemnified Person shall have the right to employ separate counsel in any of the foregoing actions, claims or proceedings and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless both the Indemnified Person and the Indemnifying Person are named as parties and the Indemnified Person shall in good faith determine that representation by the same counsel is inappropriate, in which case the reasonable costs of the separate counsel for the Indemnified Party shall be paid by the Indemnifying Party. In the event that the Indemnifying Person, within thirty (30) days after notice of any such action or claim or such shorter period as is necessary to timely respond, fails to assume the defense thereof, the Indemnified Person shall have the right to undertake the good faith defense of such action, claim or proceeding for the account of and at the expense of the Indemnifying Person, subject to the right of the Indemnifying Person to assume the defense of such action, claim or proceeding at any time prior to the settlement, compromise or final determination thereof. Anything in this Article III to the contrary notwithstanding, (a) the Indemnifying Person shall not, without the Indemnified Person's prior written consent, settle or compromise any action or claim or consent to the entry of any judgment with respect to any action, claim or proceeding for anything other than money damages paid by the Indemnifying Person, and (b) the Indemnified Party shall not settle or compromise any action or claim or consent to the entry of any judgment, except, where the Indemnifying Person has failed to assume the defense of such action or claim, and then only with the prior consent of the Indemnifying Party, which shall not be unreasonably withheld. The Indemnifying Person may, without the Indemnified Person's prior consent, settle or compromise any such action, claim or proceeding or consent to entry of any judgment with respect to any such action or claim that requires solely the payment of money damages by the Indemnifying Person.

         3.4 Remedy. Except as described in Section 3.1(a), the rights of indemnification provided in this Article III shall be in addition to all other remedies for all matters arising out of this Agreement.

         3.5 Survival of Covenants and Representations and Warranties. All covenants and representations and warranties made herein or in any certificate, schedule, statement, document or instrument furnished pursuant to this Agreement shall be true at the Date of Closing and except for Sections 2.1(a),
(b) and (e), 2.2(a) and (b), 6.3, and 7.3 which shall survive the Closing, all covenants and representations and warranties made herein or in any certificate, schedule, statement, document or instrument furnished pursuant to this Agreement shall survive for a period of six months. Notwithstanding any investigation or audit conducted before or after the Date of Closing or the decision of any party to complete the Closing, each party shall be entitled to rely upon the representations, warranties, covenants and agreements set forth herein.


                                   ARTICLE IV

                               FURTHER COVENANTS

         4.1 Seller's Covenants. The Seller covenants and agrees that after the date hereof until the Date of Closing and in connection with the ECDB that it shall:

         (a) carry on that business in a manner consistent with prior practice in the usual and ordinary course, and will use its best efforts to preserve its business organization and conserve the good will and relationships of its customers, suppliers, employees and others having business relations with it;

         (b) maintain its corporate existence in good standing in its jurisdiction of incorporation and in each jurisdiction in which it is qualified or required to be qualified to do business, and it will not amend its Articles or Bylaws from the forms delivered to Purchaser in a manner which would prevent or adversely affect the consummation of the transaction contemplated herein, and the continued operation by Purchaser of the ECDB from and after the Date of Closing;

         (c) not waive any material right or cancel any material contract, debt or claim, nor assume or enter into any contract, lease, license, obligation, indebtedness, commitment, purchase or sale except in the usual and ordinary course of business;

         (d) duly and timely file all reports and returns required to be filed with governmental agencies and promptly pay when due all taxes, assessments and governmental charges including interest and penalties levied or assessed, unless: (i) diligently contested in good faith by appropriate proceedings; or
(ii) the same constitutes a liability assumed by Purchaser as provided in Paragraph 1.4 above;

         (e) maintain and keep in good order, consistent with past practice, all buildings, offices, and other structures, and keep all machinery, tools, equipment, furniture, fixtures and other property in good condition, repair and working order, excepting therefrom normal wear from regular use;

         (f) maintain in full force and effect all policies of insurance now in effect;

         (g) not merge or consolidate with any other corporation, business or other entity or acquire any assets of any other corporation, business or other person, except in the ordinary course of business;

         (h) not intentionally do any act or omit to do any act or permit any omission to act which will cause a breach or default in any of its contracts, commitments or obligations;

         (i) from the date hereof, afford the Purchaser, its counsel, accountants, and other agents and representatives full access during normal business to all of its offices, properties and records attendant to the ECDB, including such access as may be necessary to allow the Purchaser to make an audit or otherwise satisfy itself of the accuracy of the representations and warranties contained in this Agreement and that the conditions contained in this Agreement have been complied with, and Seller will furnish documents and all such other information, and access to the Seller and the Seller's officers and employees for interviews, concerning its properties and business as the Purchaser may reasonably request; provided, however, that any investigation or inquiry made by the Purchaser shall not in any way affect the representations and warranties contained in this Agreement or their survival of the Closing;

         (j) not take any action or omit to take any action within its control to the extent such action or omission might result in any of the representations or warranties of the Seller set forth in this Agreement being inaccurate or incorrect on and as of the Closing Date;

         (k) not directly or indirectly, through any director, officer, agent, financial advisor or otherwise, solicit, initiate, consider, entertain or encourage submissions of proposals, offers, or letters of intent from any person or entity related to:

                 (i) any acquisition or purchase of all or any portion of the Assets, out of the ordinary course of business; or

                 (ii) to the extent approval is required by Seller, the purchase from Seller, by way of merger or otherwise, of voting shares or instruments through which voting shares may be acquired, other than through employee or director stock options;

         (l) will not knowingly fail to comply with all laws, rules, regulations licenses, permits or authorizations applicable to the ECDB and material to the operation thereof;

         (m) not enter into any transaction other than in the ordinary course of business consistent with past practice;

         (n) from and after the date hereof Seller will sell, if at all, the Designated Inventory only upon receipt of a written acknowledgement by the customer that the products sold are noncancellable and nonreturnable;

         (o) from and after the date hereof Seller agrees to use its best efforts to sell products manufactured by Fujitsu in its inventory and prior to returning the same to Fujitsu will advise Purchaser of Seller's plans regarding returns to Fujitsu of such inventory. If Purchaser so requests, Seller will not return the same and in such event, Purchaser will indemnify Seller for the credit Seller would have received had it returned the product in the event the transactions contemplated hereby are not consummated and Seller delivers said inventory to Purchaser in return for such indemnification; and

         (p) from and after the date hereof, Seller agrees to use its best efforts to prepare and file with the Securities and Exchange Commission within 10 business days of the date hereof and to distribute to its shareholders, a proxy statement requesting the shareholders to approve the transactions contemplated hereby.

                                   ARTICLE V

                        CONDITIONS PRECEDENT TO CLOSING

         5.1 Conditions Precedent to the Purchaser's Obligations. All obligations of the Purchaser to perform under this Agreement are subject to the fulfillment or satisfaction, or written waiver by Purchaser on or before the Date of Closing of each of the following conditions precedent. Purchaser covenants to use reasonable effort in satisfying those conditions precedent the fulfillment of which are within the control of Purchaser.

         (a) Any security interest shall be discharged with respect to any property comprising the Assets or the Seller's name.

         (b) Seller's representations and warranties shall remain valid and Seller shall have fully performed its covenants as herein contained.

         (c) Receipt of the consent from each governmental agency having jurisdiction over the transaction contemplated by the Agreement, or expiration of the applicable statutory or regulatory waiting period, and approval or consent from each third party which is necessary or required in order for Purchaser to acquire the Assets and conduct the ECDB as currently conducted by Seller.

         (d) Purchaser shall receive assignments of the real and personal property leases set forth on Schedule 1.1(f) as signed by the Seller and the landlords or lessors for which consent is required.

         (e) Purchaser shall have received fully executed and delivered by Seller the Non-Competition/Royalty/No- Solicitation Agreement in substantially the form attached hereto as Exhibit B.

         (f) Purchaser shall have received the written waiver by NationsBank of applicable covenants contained in agreements as between that bank and Purchaser.

         (g) Approval of the shareholders of Seller, as required by the California General Corporation Law.

         (h) Purchaser shall have received fully executed and delivered by Ronald Mabry an Employment Agreement with terms and conditions in substantially the form set forth in a letter agreement between Purchaser and Mr. Mabry.

         (i) No litigation shall have been commenced or threatened, the effect of which could restrain or prevent the carrying out of the transaction contemplated in the Agreement, or in which an unfavorable result could have a material adverse affect on the ECDB.

         5.2 Conditions Precedent to the Seller's Obligations. All obligations of the Seller to perform under this Agreement are subject to the fulfillment or satisfaction, or written waiver by Seller on or before the Date of Closing, of each of the following conditions precedent. Seller covenants to use reasonable effort in satisfying those conditions precedent the fulfillment of which are within the control of Seller.

         (a) Purchaser's representations and warranties shall remain valid and Purchaser shall have fully performed its covenants as herein contained.

         (b) Seller shall have received fully executed and delivered by Purchaser the Non-Competition/Royalty/No- Solicitation Agreement in substantially the form attached hereto as Exhibit B.

         (c) No litigation shall have been commenced or threatened, the effect of which could restrain or prevent the carrying out of the transaction contemplated in the Agreement, or in which an unfavorable result could have a material adverse affect on the ECDB.

         (d) Receipt of the consent from each governmental agency having jurisdiction over the transaction contemplated by the Agreement, or expiration of the applicable statutory or regulatory waiting period, and approval or consent from each third party which is necessary or required in order for Seller to sell or Purchaser to acquire the Assets and conduct the ECDB.

         (e) Approval of the shareholders of Seller, as required by the California General Corporation Law.

         (f) Seller shall have obtained the consent of CoastFed Business Credit Corporation.


                                   ARTICLE VI

                        CLOSING, ITEMS TO BE DELIVERED,
                  THIRD PARTY CONSENTS AND FURTHER ASSURANCES

         6.1 Closing. The closing ("Closing") of the sale and purchase of the Assets shall take place after satisfaction or written waiver of all conditions precedent described in Article V and within ten business days of the last of said conditions precedent being so satisfied or waived or as soon thereafter as may be mutually designated (the "Date of Closing"), and shall take place at the offices of Pillsbury

Madison & Sutro, 2700 Sand Hill Road, Menlo Park, California, 94025.

         6.2 Items to be Delivered at Closing. At Closing and subject to the terms and conditions herein contained:

         (a) The Seller will deliver, or cause to be delivered, to the Purchaser in form acceptable to Purchaser the following:

                 (i) a general instrument of sale, conveyance, assignment, transfer and delivery with respect to all of the Assets, such instrument to be in a form mutually acceptable to the parties;

                 (ii) such specific instruments of sale, conveyance, assignment, transfer and delivery with respect to any of the Assets as the Purchaser shall reasonably request;

                 (iii) an opinion of counsel for the Seller dated the Closing Date in a form mutually acceptable to the parties;

                 (iv) a good standing certificate for the Seller, dated not more than thirty (30) business days prior to the Date of Closing issued by the States of California, Washington, Oregon and Massachusetts;

                 (v) a certificate of the Secretary of the Seller, in in a form mutually acceptable to the parties;

                 (vi) Delivery of all or adequate arrangement therefore of the Assets;

                 (vii) Such consents which will permit Purchaser to use the name "Reptron/Western" and further designate that Purchaser is in part the "successor to the electronic component division of Western Micro Technology, Inc." or language of similar effect for a period of six months following the Date of Closing in those jurisdictions in which Seller currently conducts the ECDB;

                 (viii) Fully executed Non-Competition/Royalty/No-Solicitation Agreement attached hereto as Exhibit B;

                 (ix) Written acknowledgment by Von Gehr International of full payment and satisfaction of all amounts due it for the services rendered by it on behalf of Seller in connection with the transaction.

         (b)  The Purchaser shall deliver the following:

                 (i) wire transferred funds to the Seller in the amount identified in subparagraph 1.5(a)(i);

                 (ii) wire transferred funds to the Escrow Agent in the amount identified in paragraph 1.6;

                 (iii) An opinion of counsel for the Purchaser dated the Date of Closing Date in a form mutually acceptable to the parties;

                 (iv) Certificate of the Secretary of the Purchaser in a form mutually acceptable to the parties.

         (c)  Purchaser and Seller shall execute and exchange:

                 (i)  a Closing Statement;

                 (ii)  Escrow Agreement in substantially the form of Exhibit A;

                 (iii) a written statement allocating the Purchase Price among the Assets shall include the information necessary for the Purchaser and Seller to complete IRS Form 8594, "Asset Acquisition Statement Under Section 1060," with respect to the sale and purchase of the Assets hereunder;

                 (iv) copies of all federal or state agency approvals required for the consummation of the transaction contemplated herein.

         6.3 Other Documents. The Seller, from time to time after the Date of Closing, at the Purchaser's request, will execute, acknowledge and deliver to the Purchaser such other instruments of conveyance and transfer, and will execute and deliver such other documents and certifications as the Purchaser may reasonably request in order to vest more effectively in the Purchaser, or to put the Purchaser more fully in possession of any of the Assets, or to better enable the Purchaser to complete, perform or discharge any of the obligations with respect to Purchase and Sales Orders at the sole cost and expense of Purchaser.

                                  ARTICLE VII

                                 MISCELLANEOUS

         7.1  Termination.

         (a) Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated by written notice of termination at any time on or before the Date of Closing only as follows:

                 (i) by the Purchaser for the failure of the fulfillment or satisfaction of any condition precedent described in Paragraph 5.1 unless waived by Purchaser in writing of each condition precedent so unfulfilled or unsatisfied;

                 (ii) by the Seller for the failure of the fulfillment or satisfaction of any condition precedent described in Paragraph 5.2 unless waived by Seller in writing of each condition precedent so unfulfilled or unsatisfied;

         7.2 Expenses. The parties hereto shall pay their own expenses, including without limitation, their legal fees, incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby.

         7.3  Post Closing Administration.

         (a) The Seller agrees that after the Date of Closing, it will hold in trust and will promptly transfer and deliver to the Purchaser, from time to time as and when received by it, any cash, checks (without converting such checks into cash) or other property that it may receive on or after the Date of Closing in respect of the Assets purchased hereunder or to post-Closing invoices issued by Purchaser. On or about the Date of Closing, the Seller and Purchaser will prepare and mail or deliver to customers, suppliers, creditors and such other third parties as is reasonably appropriate, a joint notification of the sale of the Assets to the Purchaser and such further direction as is required.

         (b) The Purchaser agrees that after the Date of Closing, it will hold in trust and will promptly transfer and deliver to the Seller, from time to time as and when received by it, any cash, checks (without converting such checks into cash) or other property that it may receive on or after the Date of Closing in respect of any of Seller's assets not purchased hereunder.

         (c) The Seller agrees that after the Date of Closing, it will promptly pay all invoices for product or services delivered pre-Closing for which the liability of which is not being assumed by Purchaser or is not set forth on the Final Schedule 1.4(c).

         7.4 Contents of Agreement: Parties in Interest. etc. This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. It shall not be amended or modified except by written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

         7.5 Assignment and Binding Effect. All of the terms and provisions of this Agreement to the extent applicable to the parties hereto shall be binding upon and inure to the benefit of and are enforceable by the Seller and Purchaser, and their respective personal representatives, successors and assigns.

         7.6 Waiver. Any term or provision of this Agreement may be waived at any time by the party or parties entitled to the benefit thereof by a written instrument duly executed by such party or parties. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any further occasion. All rights and remedies of the parties hereto shall be cumulative and may be exercised separately or concurrently.

         7.7 Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or sent by facsimile or by registered, certified mail, postage prepaid, or federal express or other reputable third-party overnight courier, as follows:

If to the Purchaser to:                 With a required copy to:

Reptron Electronics, Inc.               William L. Elson
14401 McCormick Drive                   3000 Town Center
Tampa, Florida 33626                    Suite 2690
Attn:  Paul J. Plante,                  Southfield, Michigan 48075
Vice-President of Finance               Fax No.: (810) 358-4425
Fax No.: (813) 855-1697

If to the Seller, to:                   With a required copy to:

Western Micro Technology, Inc.          Katharine A. Martin
12900 Saratoga Avenue                   Pillsbury Madison & Sutro
Saratoga, California 95070              2700 Sand Hill Road
Attn:  James W. Dorst                   Menlo Park, CA 94025
Chief Financial Officer                 Fax No.: (415) 233-4545
Fax No.: (408) 255-5066

or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered, telegraphed or mailed.

         7.8 California Law to Govern. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of California.

         7.9 No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their successors and assigns, and they shall not be construed as conferring any rights on any other person whether or not any such third person is specifically identified herein.

         7.10 Headings, Gender and "Person." All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number or gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, governmental authority or body, association, unincorporated organization or any other entity.

         7.11 Exhibits and Schedules. All exhibits referred to herein are intended to be and hereby are specifically made a part of this Agreement.

         7.12 Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         7.13 Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first written above.

                                        WESTERN MICRO TECHNOLOGY, INC.



                                        By /s/ P. Scott Munro

                                        Its  President


                                        REPTRON ELECTRONICS, INC.



                                        By /s/ Paul Plante

                                        Its  Chief Financial Officer

                                ESCROW AGREEMENT


         THIS ESCROW AGREEMENT is made and entered into as of the ___ day of __________, 1995 by and between WESTERN MICRO TECHNOLOGY, INC., a California corporation (the "Seller"), REPTRON ELECTRONICS, INC., a Florida corporation (the "Purchaser"), and BANK OF AMERICA, N.T. & S.A., San Francisco, California (the "Escrow Agent").

                              W I T N E S S E T H:

         WHEREAS, concurrently with the execution hereof, Seller has sold and conveyed its electronic component semiconductor distribution business to Purchaser pursuant to an Asset Purchase Agreement dated ______________, 1995 (the "Agreement"). The Agreement provides for the establishment of an escrow pursuant to the provisions hereinafter contained;

         NOW, THEREFORE, in consideration of the covenants hereinafter contained, the parties hereto agree as follows:

         1. Establishment of the Escrow. On the date of this Agreement, the Purchaser will deliver to the Escrow Agent $__________ (the "Escrow Fund"). The Escrow Fund shall be held by the Escrow Agent in escrow subject to the terms and conditions set forth herein. Upon compliance with the terms hereof, Purchaser shall be entitled to obtain indemnity from the Escrow Fund up to the amount of the Escrow Fund for (i) all Losses covered by the indemnity provided for in Section 3.1(a)(A) of the Agreement, (ii) the aggregate amount of the unpaid balance due under the accounts receivable identified in Final Schedule 1.6(a) of the Agreement as of the date six (6) months after the date hereof and
(iii) the aggregate book value of the unsold inventory identified in Final
Schedule 1.6(b) of the Agreement as of the date six (6) months after the date hereof.

         2. Costs and Fees of Escrow Agent. Purchaser and Seller shall each pay one-half of all costs and fees of the Escrow Agent in connection with this Agreement, as set forth on the Depository Escrow Fee Schedule attached hereto (the "Fee Schedule").

         3. Escrow Period. The Escrow Fund shall remain in existence until all assets are distributed as provided herein.

         4. Protection of Escrow Fund. The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Seller, and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

         5. Claims Upon Escrow Fund. Purchaser shall if at all on or before 5:00 P.M., San Francisco time, _________, 1995 [six months from the date hereof] (the "Claim Period") file with the Escrow Agent (i) a certificate signed by the Chief Executive Officer or Chief Financial Officer of Purchaser (an "Officer's Certificate") stating that Purchaser is entitled to indemnity pursuant to Section 3.1(a)(A) of the Agreement, and specifying in reasonable detail the individual items of Losses included in the amount so stated, and the nature of the misrepresentation, breach of warranty or claim to which such item is related, (ii) fully executed copies of each of the Accounts Receivable Affidavit and Assignment of Accounts Receivable attached as Exhibits A and B hereto, or (iii) fully executed copies of each of the Inventory Affidavit and Inventory Assignment in the form attached hereto as Exhibits C and D (each of the Officers Certificate, Accounts Receivable Affidavit and Inventory Affidavit shall be a "Claim"), the Escrow Agent shall proceed as set forth in Section 6. If the Escrow Agent has not received a Claim within the Claim Period, the entire Escrow Fund, together with all accrued earnings thereon, shall be distributed to Seller as promptly as practicable.

         6.  Objections to Claims.

         (a) Upon receipt by the Escrow Agent of a Claim filed during the Claim Period, the Escrow Agent shall deliver a duplicate copy of same to each of the Chief Executive Officer or President and Chief Financial Officer of Seller (each a "Seller's Representative") and for a period of fifteen (15) days after such delivery, the Escrow Agent shall make no delivery of assets or documents to Purchaser or Seller. If Seller objects to all or a portion of a claim, the amount of the Seller's objection shall constitute the "Disputed Claim." To be timely filed a Seller's Representative shall have objected in a written statement, such statement shall have been delivered to the Escrow Agent and the Purchaser prior to the expiration of such fifteen (15) day period, and shall set forth the amount of the Claim to which Seller objects and the basis for the objection in reasonable detail.

         (b) If no objection is filed by Seller before the expiration of said fifteen (15) day period the Escrow Agent shall:

                 (i)  deliver the amount of the Claim to Purchaser;

                 (ii)  deliver the balance of the Escrow Fund to Seller;

                 (iii) deliver the original Exhibits A, B, C or D, if applicable, to Seller.

         (c) If Seller has timely filed an objection, the Escrow Agent shall:

                 (i) deliver to the Purchaser that amount of the Claim against which no objection has been filed;

                 (ii) maintain in escrow the Disputed Claim;

                 (iii) distribute the balance of the Escrow Fund to the Seller;

                 (iv) deliver the original Exhibits A, B, C or D, if applicable, to the extent that they do not relate to the disputed Claim.

         7.  Resolution of Conflicts; Arbitration.

                 (a) The Seller's Representative and Purchaser shall attempt in good faith to agree upon the rights of the respective parties with respect to a Disputed Claim. If the Seller's Representative and Purchaser should so agree, a memorandum setting forth such agreement, including distribution of Escrow Fund and delivery of relevant document, shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute the assets from the Escrow Fund in accordance with the terms thereof.

                 (b) If no such agreement can be reached after good faith negotiation within thirty (30) days after Seller's filing of its objection with the Escrow Agent, either Purchaser or the Seller's Representative may demand arbitration of the matter and the matter shall be settled by arbitration conducted by three arbitrators. Purchaser and the Seller's Representative shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators so selected as to the validity and amount of any Claim shall be final and binding and conclusive upon the parties to this Agreement, and, notwithstanding anything in Section 6 hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith, if applicable.

                 (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in the City of San Jose, California under the commercial arbitration rules then in effect of the American Arbitration Association. If Purchaser receives an award equal to or greater than fifty percent (50%) of the disputed claim, the Seller shall be deemed the nonprevailing party. If Purchaser receives an award less than fifty percent (50%) of the disputed claim, the Purchaser shall be deemed the prevailing party. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the reasonable attorneys' fees and costs incurred by the other party to the arbitration. In addition, if Seller is the non-prevailing party, it will pay for the reasonable travel and lodging expenses of the Purchaser.

         8. Issues Regarding Inventory Assignment. Subject to all of the other provisions herein, to the extent a Claim includes an amount requested under Exhibit C, the Escrow Agent shall not distribute to Purchaser the amount so requested under Exhibit C until the Escrow Agent has received a bill of lading, UPS delivery document or other evidence of delivery of the Inventory to Seller being the subject matter of Exhibit C.

         9. Distributions of Earnings. With respect to any distribution to either Purchaser or Seller, the Escrow Agent shall distribute the pro rata earnings related thereto.

         10.  Escrow Agent's Duties.

                 (a) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein or in the Escrow Agreement and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                 (b) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto, the Spokesperson or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                 (c) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                 (d) The Escrow Agent shall not be liable for the outlawing of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

         11. Escrow Provisions. The provisions of the escrow shall be as set forth herein, the Fee Schedule and the "General Provisions for Corporate Escrow Agreement" attached hereto (the "General Provisions"). In the event of any conflict between this Agreement and the General Provisions or the Fee Schedule, the General Provisions and the Fee Schedule shall govern.

         12. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and shall be deemed to be sufficiently given if delivered personally or by confirmed telefacsimile transmission, on the date of such delivery, or if by certified or registered mail, return receipt requested, postage prepaid, two days after such mailing, addressed as follows:

                          (a)     Western Micro Technology, Inc.
                                  Attn.:  Chief Financial Officer
                                  12900 Saratoga Avenue
                                  Saratoga, CA 95070
                                  (408) 725-4745
                                  (408) 255-5066 Fax

         With copies to:

                                  Katharine A. Martin
                                  Pillsbury Madison & Sutro
                                  2700 Sand Hill Road
                                  Menlo Park, CA 94025
                                  (415) 233-4500
                                  (415) 233-4545 Fax

                          (b)     Reptron Electronics, Inc.
                                  Attention:  Paul J. Plante
                                  14401 McCormick Drive
                                  Tampa, FL 33626
                                  (813) 854-2351
                                  (813) 855-1697 Fax

         With a copy to:

                                  William L. Elson, Esq.
                                  3000 Town Center, Suite 2690
                                  Southfield, Michigan 48075
                                  (810) 353-6850
                                  (810) 358-4425 Fax

                          (c)     BANK OF AMERICA, N.T. & S.A.
                                  Global Escrow Depository Services
                                  Attention: Mary Lou Fuette
                                  One Embarcadero Center, Fifth Floor
                                  San Francisco, CA 94111
                                  (415) 622-8210
                                  (415) 622-3778 Fax

Any of the parties hereto, by notice given as provided hereunder, may designate any further or different address to which subsequent notices or communications shall be sent.

         13. Binding Agreement. This Escrow Agreement shall be binding upon, and inure to the benefit of, the heirs, executors, successors and assignees of the parties hereto, and no other person shall have any right, benefit or obligations hereunder.

         14. Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the internal laws of the State of California.

         15. Forum. Seller and Purchaser hereby absolutely and irrevocably consent and submit to the jurisdiction of the courts of the State of California and of any federal court located therein in connection with any actions or proceedings brought against Seller and Purchaser by the Escrow Agent arising out of or relating to this Escrow Agreement. In any such action or proceeding, Seller and Purchaser hereby absolutely and irrevocably waive personal service of any summons, complaint, declaration or other process and hereby absolutely and irrevocably agree that the service thereof may be made by certified or registered first-class mail directed to Seller and Purchaser, as the case may be, at their respective addresses in accordance with Section 12 hereof.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Escrow Agreement to be executed under seal on its behalf as of the day and year first above written.

                                        WESTERN MICRO TECHNOLOGY, INC.



                                        By ___________________________________

                                        Its __________________________________


                                        REPTRON ELECTRONICS, INC.



                                        By ___________________________________

                                        Its __________________________________


                                        BANK OF AMERICA, N.T. & S.A.
                                        Global Escrow Depository Services


                                        By ___________________________________

                                        Its __________________________________

                                   EXHIBIT A



State of Florida,                   )
                                    )  ss.
County of Hillsborough.             )


                         ACCOUNTS RECEIVABLE AFFIDAVIT
                        AND ESCROW DISBURSEMENT REQUEST


     The undersigned, being first duly sworn, states:

     1. That the attached list initialed by the undersigned, represents as of the date hereof all or a portion of the unpaid balance due under accounts receivable identified in Final Schedule 1.6(a) of the Agreement.

     2. That pursuant to Paragraph 5 of said Escrow Agreement, Reptron Electronics, Inc. hereby requests disbursement of $________ to be remitted to it as in said Escrow Agreement provided.



                                        __________________________________
                                                Paul J. Plante
                                           Vice President of Finance
                                           Reptron Electronics, Inc.

State of Florida,                   )
                                    )  ss.
County of Hillsborough.             )


     On this, the _____ day of ____________, 1995, before me, personally appeared Paul J. Plante, who acknowledged himself to be the Vice President of Finance for Reptron Electronics, Inc., a Florida corporation, and that he, as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of said corporation by himself as such officer.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                         ______________________________

                         ______________________________
                                 NOTARY PUBLIC
                             My Commission expires:

                                   EXHIBIT B

                       ASSIGNMENT OF ACCOUNTS RECEIVABLE


     In consideration of the receipt of $___________________ from (Escrow Agent), the undersigned hereby sells, assigns and transfers unto Western Micro Technology, Inc. ("Western") all of its right, title and interest in and to the accounts receivable limited to and represented by the invoices delineated on attached Exhibit A. The undersigned represents and warrants that said accounts receivable are free and clear of all security interests or other liens which have or could have attached to the same as a consequence of any act of the undersigned. The undersigned further represents and warrants that in the event any payment is received by the undersigned for credit against any invoice listed in Exhibit A, the undersigned will hold the same in trust and promptly transfer and deliver said sums to Western.

     Dated:  __________, 199_

                                        REPTRON ELECTRONICS, INC.



                                        By ________________________________
                                                     Paul J. Plante,
                                                Vice President of Finance

                                   EXHIBIT C



State of Florida,                   )
                                    )  ss.
County of Hillsborough.             )


                              INVENTORY AFFIDAVIT
                        AND ESCROW DISBURSEMENT REQUEST


     The undersigned, being first duly sworn, states:

     1. That the attached list initialed by the undersigned, represents as of the date hereof all or a portion of the unsold inventory identified in Final Schedule 1.6(b).

     2. That pursuant to Paragraph 5 of said Escrow Agreement, Reptron Electronics, Inc. hereby requests disbursement of $________ to be remitted to it as in said Escrow Agreement provided.

     Dated: __________, 199_


                                           __________________________________
                                                     Paul J. Plante
                                                Vice President of Finance
                                                Reptron Electronics, Inc.

State of Florida,                   )
                                    )  ss.
County of Hillsborough.             )


     On this, the _____ day of ____________, 1995, before me, personally appeared Paul J. Plante, who acknowledged himself to be the Vice President of Finance for Reptron Electronics, Inc., a Florida corporation, and that he, as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of said corporation by himself as such officer.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                         ______________________________

                         ______________________________
                                 NOTARY PUBLIC
                             My Commission expires:

                                   EXHIBIT D

                            ASSIGNMENT OF INVENTORY


     In consideration of the receipt of $________ from (Escrow Agent), the undersigned hereby sells, assigns and transfers unto Western Micro Technology, Inc., all of its right, title and interest in and to the Inventory listed on attached Exhibit A. The undersigned represents and warrants that said Inventory is true and clear of all security interests or other liens which have or could have attached to the same as a consequence of any act of the undersigned.

     Dated: __________, 199_

                                        REPTRON ELECTRONICS, INC.



                                        By ___________________________
                                                 Paul J. Plante,
                                             Vice President of Finance

              NON COMPETITION/ROYALTY/NO-SOLICITATION AGREEMENT


         THIS NON-COMPETITION/ROYALTY/NO-SOLICITATION AGREEMENT is made and entered into as of the ____ day of _________, 1995 by and between WESTERN MICRO TECHNOLOGY, INC., a California Corporation (the "Seller"), and REPTRON ELECTRONICS, INC., a Florida Corporation (the "Purchaser").

                              W I T N E S S E T H:

         WHEREAS, concurrently with the execution hereof, Seller has sold and conveyed its electronic component semiconductor distribution business to Purchaser pursuant to an Asset Purchase Agreement dated _________, 1995 (the "Agreement"). The Agreement provides for the parties to make certain agreements not to compete or hire employees and to pay a royalty pursuant to the provisions hereafter contained,

         NOW, THEREFORE, in consideration of the covenants hereinafter contained, the parties hereto agree as follows:

         1. Covenant Not to Compete. Seller agrees that during the period commencing with the date hereof and ending two (2) years from the date hereof, Seller will not sell anywhere in the United States, either directly or indirectly, any semiconductor component products, electromechanical components (other than power supplies) or passive electronic components; provided, however, that Seller may sell, directly or indirectly, semiconductor component products that are bundled with or incorporated on or in a board, card, module, PC or other computer system or as a replacement part for any of the same. If Seller breaches the foregoing covenant, Seller agrees to pay to Purchaser any and all gross profit, as defined below, relating to the sale of product in violation of this paragraph, in the same manner and to the same extent as set forth in paragraph 2 below. Seller agrees that the assessment of the amount described in the preceding sentence shall be without prejudice to the concurrent or alternative resort to any other remedy including injunctive relief.

         2. Royalty. Purchaser agrees that during the period commencing with the date hereof and ending two (2) years after the date hereof, Purchaser will pay to Seller any and all gross profit, as defined below, relating to the sale, directly or indirectly, by Purchaser of the following products to any of the following customers (the "Royalty"):

                  Customer                         Product
                  --------                         -------

    1.      Automotive Diagnostics           PCs, Monitors

    2.      Tektronix                        Winchester Disk Drives, Floppy
                                             Drives and Optical Drives, I/O
                                             Boards

    3.      Beckman Instruments              Monitors, Terminals

    4.      C.A.S.                           PCs, Monitors

    5.      Kurzweil                         PCs, Monitors

For the purpose of this Agreement, "gross profit" shall equal the sale price of each such product, exclusive of discounts, or other price concessions, less the actual cost to Purchaser of such product.

     Purchaser shall notify Seller in writing within two (2) business days of any such sale. In addition, Purchaser shall, within ten (10) business days of the end of the calendar month in which Purchaser recognizes as revenue the sale of any such product, remit to Seller the Royalty and simultaneously deliver to Seller a statement, signed by the Purchaser's Chief Financial Officer, setting forth all information necessary to calculate the Royalty. Purchaser agrees to keep complete and accurate records of all such sales, and Seller or a duly authorized agent shall have the right, at Seller's expense, to examine such records during regular business hours. In the event that Purchaser calculates the Royalty in error by greater than plus or minus 10%, the costs of the audit shall be borne by Purchaser.

     3. Covenant Not to Solicit. Purchaser and Seller agree that, during the period commencing on the date hereof and ending two (2) years from the date hereof, (i) Purchaser and Seller will not, directly or indirectly, solicit for hire employees of the other party, except as may be contemplated by the Agreement, without the other party's prior written consent, and (ii) if either party hires an employee or executive officer of the other party or any such person who has terminated employment with either of such party within the prior ninety (90) days, the party that hires such employee or executive officer agrees to pay to the party who is the then former employer of such employee or executive officer $25,000 (in the case of an employee being hired) or $100,000 (in the case of an executive officer being hired) within ten (10) business days of the hire date of such employee or executive officer. For the purposes of this Agreement, an executive officer shall be those persons identified as executive officers in most current Annual Report on Form 10-K or Proxy Statement filed with the Securities and Exchange Commission of either party.

     4.   Miscellaneous.

     (a) Termination. Unless earlier terminated as provided herein, the obligations of Seller herein shall terminate immediately upon the first sale by Purchaser that triggers the Royalty in Section 2 hereof and the obligations of Purchaser shall terminate immediately upon a breach of Seller's covenant not to compete.

     (b) Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of California.

     (c) Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or sent by facsimile or by registered, certified mail, postage prepaid, or federal express or other reputable third-party overnight courier, as follows:

If to the Purchaser to:                 With a required copy to:

Reptron Electronics, Inc.               William L. Elson
14401 McCormick Drive                   3000 Town Center
Tampa, Florida 33626                    Suite 2690
Attn:  Paul J. Plante,                  Southfield, Michigan 48075
Vice-President of Finance               Fax No.: (810) 358-4425
Fax No.: (813) 855-1697


If to the Seller, to:                   With a required copy to:

Western Micro Technology, Inc.          Katharine A. Martin
12900 Saratoga Avenue                   Pillsbury Madison & Sutro
Saratoga, California 95070              2700 Sand Hill Road
Attn:  James W. Dorst                   Menlo Park, CA 94025
Chief Financial Officer                 Fax No.: (415) 233-4545
Fax No.: (408) 255-5066

or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered, telegraphed or mailed.

     (d) Binding Agreement. This Agreement shall be binding upon, and inure to the benefit of, the heirs, executors, successors and assignees of the parties hereto, and no other person shall have any right, benefit or obligations hereunder.

     (e) Forum. Seller and Purchaser hereby absolutely and irrevocably consent and submit to the jurisdiction of the courts of the State of California and of any federal court located therein in connection with any actions or proceedings brought against Seller and Purchaser Agent arising out of or relating to this Agreement. In any such action or proceeding, Seller and Purchaser hereby absolutely and irrevocably waive personal service of any summons, complaint, declaration or other process and hereby absolutely and irrevocably agree that the service thereof may be made by certified or registered first-class mail directed to Seller and Purchaser, as the case may be, at their respective addresses in accordance with Section 3(b) hereof.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Escrow Agreement to be executed under seal on its behalf as of the day and year first above written.

                                        WESTERN MICRO TECHNOLOGY, INC.



                                        By __________________________________


                                        REPTRON ELECTRONICS, INC.



                                        By __________________________________